UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2025

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-1950548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosures

Dear Valued Shareholder,

As 2024 has drawn to a close, we would like to take this opportunity to comment on the performance and activities of Apollo Debt Solutions BDC (“ADS” or the “Fund”). We will also provide our perspective regarding the near-term investment environment, the opportunities for the Fund and our outlook for the market.

The Fund’s Class I shares generated a 9.63% annualized distribution rate in December and a three-month and one-year total net return of 2.10% and 11.13%, respectively, as of December 31, 2024, bringing the annualized inception-to-date total net return to 8.82%.[1,2] The Fund’s net asset value per share rose to $24.86 as of December 31, 2024, compared to $24.63 as of December 31, 2023.

ADS Has Outperformed Major Fixed Income Markets Since Its Inception in January 2022[1,3]

Annualized Inception-to-Date Total Return (as of December 31, 2024)

WHAT HAPPENED IN MARKETS?

Ludwig van Beethoven’s Symphony No. 9—regarded by many as one of the largest achievements in the history of music—consists of four movements: 1) Allegro ma non troppo, un poco maestoso, which sets a dramatic and intense tone; 2) Molto Vivace—a lively, energetic and playful piece of music; 3) Adagio Molto e cantabile—a slow, introspective and lyrical piece, in contrast to the previous more vigorous movements; and 4) Finale: Presto - Allegro assai—also known as “Ode to Joy,” featuring a full chorus and soloists singing Friedrich Schiller’s poem, which is often associated with the ideals of unity, freedom and joy, used in moments of celebration or social change.

WHAT HAPPENED IN MARKETS? (CONTINUED)

The tempo of this infamous four-piece symphony bears some resemblance to the key macroeconomic, geopolitical and market events that took place during the four quarters of 2024. In early 2024, market participants were faced with a rare scenario given that more than 40 countries—representing half of the global GDP—were set to hold elections. Additionally, investors raised concerns that the economic vigor the US experienced in the aftermath of the pandemic would come to a halt and that the economy could potentially face a recession. During the second quarter of 2024, investors breathed a sigh of relief amid signs that the Federal Reserve’s (the “Fed”) restrictive monetary policy was finally aimed at reducing inflation toward its long-term target after the core consumer price index (“CPI”) posted the smallest monthly advance in three years in June, and the headline inflation rate declined month-over-month for the first time since 2020. Then, in the third quarter of 2024, investors reevaluated their fixation on inflation and instead focused on the likelihood of a slowing US economy after weak July and August US jobs data heightened concerns that the Fed may have cut rates too far, too fast. And finally, during the fourth quarter of 2024, markets rallied as the decisive victory of President Donald Trump and the Republicans in the US elections concluded months of uncertainty and raised expectations that the new administration will pursue pro-business policies that may fuel economic growth.

During the last quarter of 2024, equity markets rallied with the S&P 500 Index and NASDAQ Composite Index notching returns of 2.1% and 6.2%, respectively. Corporate earnings were also better than expected, with roughly 75% of the S&P 500 Index’s constituents exceeding consensus estimates. Still, concern that the new administration will implement additional tariffs introduced some volatility in the markets towards the end of the fourth quarter. Credit was more of a mixed bag during the quarter due to the increase in long-term US interest rates. The yield on the 10-year US treasury, which was at 3.78% at the end of the fourth quarter, rose by almost 80 basis points during the last three months of 2024, including a 30 basis point increase following the US election results. For the quarter ended December 31, 2024, the ICE BofA US High Yield and Investment Grade indices delivered returns of 0.2% and -2.8%, respectively. The high yield index gained for a ninth quarter, the longest winning streak since 2007, while the CCC-rated part of the benchmark outperformed the broader index with a return of 2.4%.12

With 2024 behind us, its now clear that the past year followed a very different path than most market participants had anticipated at its outset. In 2024, the S&P 500 Index eclipsed 6,000, notching a 23% annual return, while investment grade spreads narrowed to a 25-year low, ending the year at 80 basis points, and high yield spreads narrowed to a 17-year low, ending the year at 287 basis points.13 Looking forward, although 2025 has begun with credit spreads at or near historical tights, we believe that the fundamental and technical backdrop in credit markets remains strong and expect to continue to see growing demand for large-scale direct lending in 2025.

THE OPPORTUNITY FOR PRIVATE CREDIT

In 2024, private credit remained a popular solution and resilient asset class as evidenced by Apollo Global Management Inc.’s (“Apollo”) origination more than doubling year-over-year. During the fourth quarter, as well as throughout 2024, we demonstrated that the opportunity set to lend to bigger, more established, and diversified businesses on a first-lien, senior-secured basis at elevated yields remained attractive given the potential of a higher-for-longer rate environment, growing momentum in the capital markets, a boost in deal activity, and growing understanding of risk levels in the private versus public markets.

While the Fed has embarked on a monetary-policy easing cycle—having lowered the upper bound of the federal funds rate since September 2024 by 100 basis points to 4.5%—we believe interest rates will stay relatively higher for longer compared to historical standards.14 Even after this latest series of rate cuts, short-term rates are still at their highest level since 2007,14 excluding the most recent rate-hike cycle. Despite this aggressive round of rate cuts, Apollo Debt Solutions continued to generate excess spread on its newly originated deals of 176 basis points over new issue leveraged loans on average last year.15

The resurgence in capital markets throughout 2024 has created several positive catalysts and deployment opportunities for private credit. M&A deals capped a 25% year-on-year volume increase in 2024, a trend that has benefited private credit given issuers are consistently opting for private solutions for acquisition financings.16 We also expect the improved capital market conditions to encourage private equity firms to deploy dry powder more aggressively.

THE OPPORTUNITY FOR PRIVATE CREDIT (CONTINUED)

In addition, given the higher-for-longer interest rate environment, companies have looked beyond the syndicated markets for refinancing alternatives. Private credit, sometimes employing complex and innovative structures, along with out-of-court distressed exchanges, has played a key role in addressing the next maturity wall for more levered issuers unable to access the broadly syndicated markets. Most of the companies refinancing with alternative lenders in 2024 addressed near-term maturities: 60% of paid-down loans that would have become due either in 2024 and 2025, and another 19% in 2026, according to PitchBook LCD.18

THE OPPORTUNITY FOR PRIVATE CREDIT (CONTINUED)

Throughout 2024, the higher rate environment has also increased the prevalence of payment-in-kind debt, otherwise known as “PIK”, which allows companies to push back interest payments until the moment when the debt itself has to be repaid. The amount of loans making PIK payments within BDCs’ portfolios rose to $39.1 billion in loans (at fair value) in the second quarter of 2024, up from just under $25 billion in the second quarter of 2023, according to S&P.[19]

Despite this growing trend, ADS has taken a conservative approach to PIK compared to the larger non-traded BDC universe, which is a testament to our credit underwriting strengths but also the size of our origination channels so that we can have as many opportunities to lend and potentially find deals where winning the loan is not dependent on offering a PIK option. When we do extend a PIK option, we prefer to PIK at the outset with an “eyes wide open” understanding of how the business will use the cash savings as opposed to having a large book of borrowers who could PIK interest payments if an economic cycle turns over. Ultimately, we believe that PIK can be a helpful tool when executed diligently and it’s important to approach it carefully.

WHY APOLLO FOR CREDIT?

SCALE & EXPERIENCE: Since Apollo’s founding in 1990, Apollo has established a notable record of success in alternative investments, serving institutional and individual investors across the risk-return spectrum—in credit, equity, and real assets strategies. As a high-growth alternative asset manager, Apollo oversees $616 billion in its credit business with a broad coverage and experienced team that includes over ~500 investment professionals.[21] The ongoing growth in private lending is largely consolidated in the hands of the largest platforms, and Apollo’s scale allows it to lead and arrange transactions, acting as a full-service solution for borrowers and sponsors. Through an investment in ADS, individual investors generally have access to the same caliber of transactions and deals that Apollo’s institutional investors receive, which we believe can potentially produce attractive risk-adjusted returns.

WHY APOLLO FOR CREDIT? (CONTINUED)

PURCHASE PRICE MATTERS: ADS focuses on downside protection10 through credit selection and portfolio construction with an emphasis on lending to large-cap, private US companies at the top of the capital structure. As of December 31, 2024, the weighted average EBITDA of ADS’ directly originated debt investments was $258 million8 with an estimated weighted average net LTV of 39%. ADS’ portfolio is 100%9 first lien, senior secured debt as of the same date. Further, ADS’ direct originations in 2024 generated an average spread of 521 basis points, 176 basis points higher than new issue US leveraged loan market spreads.13 ADS’ balance sheet is positioned for offense, with a net leverage ratio of 0.51x. In line with tighter market spreads, ADS has continued to optimize its financing costs and decreased its spread on leverage by over 20 basis points in 2024.

SELECTIVITY & JUDGEMENT: In 2024, Apollo Credit closed on $24 billion of gross commitments for $19.9 billion of funded deployment across 105 large-cap direct lending deals. ADS totaled $10.0 billion of direct lending commitments, with $8.9 billion in large-cap deals and the remaining in middle market direct originations. Apollo’s long-term approach to investing, which focuses on selectivity and underwriting discipline, has translated into very low defaults rates in the platform’s broader portfolio. From 2009 to 2024, Apollo’s Global Corporate Credit business experienced an average annual default rate of just 0.1%, compared to the 2.6% average for the leveraged loan market.22

ALIGNMENT: Since Apollo’s merger with retirement services business Athene, Apollo is often among the largest investors in its own funds. ADS invests alongside a number of Apollo’s direct lending funds where Apollo/Athene also have exposure, and these investments make up around 85% of ADS’ portfolio, showcasing Apollo’s willingness to invest alongside its third-party investors.11

KEY TRANSACTIONS IN 4Q2423

In December 2024, Apollo led negotiations in a strategic transaction to refinance CommScope’s existing 2025 and 2026 maturities. CommScope is a critical supplier to global wired and wireless communication infrastructure. The refinancing provides CommScope meaningful breathing room to further execute its turnaround plan and complete a planned asset sale, which deleverages CommScope. The refinancing provides Apollo-managed funds and other creditors with attractive senior debt with meaningful subordinated capital cushion and tight documentation.

In December 2024, Apollo served as a lender on a $4.2 billion unitranche term loan to Catalent Inc. Catalent is one of the largest global contract development and manufacturing organizations, focused on pharmaceuticals, gene therapy, clinical trial supply, and consumer health products. The loan proceeds supported the sponsor’s acquisition of Catalent. Leveraging our deep understanding of Catalent and our relationship with one of its advisors, Apollo was invited to participate in the transaction.

ADS participated alongside other Apollo funds in all of the above transactions.

OUTLOOK

Following the strong performance of 2024, we expect the markets will carry this momentum into 2025 despite the tight spread environment. We continue to believe the strong fundamental and technical backdrop in credit markets remains intact. However, the outlook for the second half of 2025 is more tenuous, given uncertainty around the new administration’s fiscal, tariff, and immigration policies. The implementation of any of the more extreme versions of these policies—such as a broad-based implementation of tariffs, higher deficits tied to tax cuts or an aggressive crackdown on illegal immigration, including large-scale deportations—could drive inflation higher, undoing the Fed’s progress over the past year.

While the Fed is expected to lower rates further in the coming months, investors and economists have pared back expectations for how low rates will fall during this cutting cycle. We believe this environment—where spreads remain tight, the overall cost of capital is coming down for sponsors and management teams, and a Republican leadership likely loosens regulatory enforcement for pending deals—may bolster M&A activity, which in turn may help rotate more deal activity into private credit markets.

We also expect to continue to see growing demand for large-scale lending by borrowers seeking multiple types of capital solutions and we think that the key benefits private credit can offer—such as customized capital solutions and speed and certainty of execution—have now become an integral part of the financing toolkit of many large borrowers.

EARL HUNT	JAMES VANEK	ROBERT GIVONE	PATRICK RYAN
Chairman & Chief Executive Officer of ADS	Co-Chief Investment Officer of the Adviser	Co-Chief Investment Officer of the Adviser	Chief Credit Officer of the Adviser

ERIC ROSENBERG	ADAM ELING	KRISTIN HESTER	RYAN DEL GIUDICE
Chief Financial Officer of ADS	Chief Operating Officer of ADS	Chief Legal Officer & Secretary of ADS	Chief Compliance Officer of ADS

TAL BARAK HARIF
Credit Writer

END NOTES (CONTINUED)

Data as of December 31, 2024, unless otherwise indicated. Reflects Apollo’s views and beliefs as of the date of this material and is subject to change without notice. Past performance is not indicative of future results. There can be no assurance that investment strategies or objectives described herein will be achieved and there can be no assurances that any of the trends described herein will continue or will not reverse. The value of any investment could decline and/or become worthless.

Certain information contained in this document constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words, or the negatives thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. Apollo believes these factors include but are not limited to those described under the section entitled “Risk Factors”, in the Fund’s prospectus, and any such updated factors included in the Fund’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Fund’s prospectus and other filings. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Important Note on Index Performance: Index performance is shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors (such as number of investments, recycling or reinvestment of distributions, and types of assets). It may not be possible to directly invest in one or more of these indices and the holdings of the Fund may differ markedly from the holdings of any such index in terms of levels of diversification, types of securities or assets represented and other significant factors. Indices are unmanaged, do not charge any fees or expenses, assume reinvestment of income and do not employ special investment techniques such as leveraging or short selling. No such index is indicative of the future results of the Fund. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of future events or results.

1.

Past performance is not indicative of future results, and there can be no assurance that the Fund or any Apollo fund or investment will achieve its objectives or avoid substantial losses. Actual results may vary. Total returns for periods greater than one year are annualized. Total net return is calculated as the change in NAV per share during the period, plus distributions per share (assumes reinvested distributions) divided by the NAV per share at the beginning of the period. Total returns provided herein are net of all Fund expenses, general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Performance shown does not include anticipated taxes or withholdings. The returns have been prepared using unaudited data and valuations of the underlying investments in the Fund’s portfolio, which are estimates of fair value and form the basis for the Fund’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. There is no guarantee that investment objective can be achieved. Inception dates: Class I shares, 1/7/22; Class S shares, 2/1/22; Class D shares, 7/1/22. The 3-month total net return as of December 31, 2024 for Class S and Class D shares without upfront placement fees: 1.88% and 2.03%, respectively; with upfront placement fees: -1.66% and 1.52%, respectively. The one-year total net return as of December 31, 2024 for Class S and Class D shares without upfront placement fees: 10.20% and 10.86%, respectively; with upfront placement fees: 6.37% and 9.21%, respectively. Annualized inception to date total net return as of December 31, 2024 for Class S and Class D shares without upfront placement fees: 7.91% and 12.83%, respectively; with upfront placement fees: 6.59% and 12.17%, respectively. No upfront sales load will be paid to the Fund with respect to Class S shares, Class D shares or Class I shares, however, if a shareholder buys Class S shares or Class D shares through certain financial intermediaries, they may directly charge transaction or other fees to shareholders, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D shares and 3.5% cap on NAV for Class S shares. Selling agents will not charge such fees on Class I shares. Shareholders should consult their selling agent for additional information.

2.

Past performance is not indicative of future results. There is no assurance the Fund will pay distributions in any particular amount, if at all. Any distributions the Fund makes will be at the discretion of the Fund’s Board of Trustees (the “Board”). Distributions are not guaranteed. The annualized distribution rate is as of December 23, 2024, and is calculated by multiplying the sum of the month’s stated base distribution per share and special distribution per share by twelve and dividing the result by the net asset value (“NAV”) per share. The annualized distribution rate for Class S shares and Class D shares was 8.76% and 9.37%, respectively. The Fund’s annualized distribution rate, including the month’s stated base distribution per share but excluding the special distribution, is 8.66% for Class I shares, 7.80% for Class S shares and 8.41% for Class D shares. Distributions may be funded, directly or indirectly, from temporary waivers or expense reimbursements borne by the Fund’s investment adviser or its affiliates that may be subject to reimbursement to the investment adviser or its affiliates. The Fund has not established limits on the amounts the Fund may fund from such sources. Distributions are all currently funded from cash flow from operations. Distributions, however, may be funded from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital or offering proceeds. Distributions have been and may in the future be funded through sources other than cash flow, such as return of capital. Please refer to the Fund’s prospectus for additional information and visit the Fund’s website for notices regarding distributions subject to Section 19(a) of the Investment Company Act of 1940.

END NOTES (CONTINUED)

3.	Source: Bloomberg, December 2024
4.

“Leveraged Loans” represented by the Morningstar LSTA US Leveraged Loan 100 Index, which is designed to measure the performance of the 100 largest facilities in the US leveraged loan market. Index constituents are market-value weighted, subject to a single loan facility weight cap of 2%.

5.

“High Yield Corporate” represented by the ICE BofA US High Yield Index, which is market capitalization weighted and is designed to measure the performance of U.S. dollar denominated below investment grade (commonly referred to as “junk”) corporate debt publicly issued in the US domestic market. The index includes securities rated below investment grade (based on an average of Moody’s Investors Service, Inc., Fitch, Inc., and S&P Global Ratings) with at least 18 months remaining to final maturity at the time of issuance and at least one-year remaining term to final maturity as of the Index’s rebalancing date. In addition, individual securities of qualifying issuers must have a fixed coupon schedule and a minimum amount outstanding of $250 million.

6.

“US Investment Grade Corporate” represented by the Bloomberg US Corporate Index, which measures the investment grade, fixed-rate, taxable corporate bond market. It includes USD denominated securities publicly issued by US and non-US industrial, utility, and financial issuers. The index is a component of the US Credit and US Aggregate Indices, and provided the necessary inclusion rules are met, US Corporate Index securities also contribute to the multi-currency Global Aggregate Index. The index includes securities with remaining maturity of at least one year.

7.

ADS generally defines large-cap borrowers as companies with more than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items.

8.

Weighted-average EBITDA of directly originated debt investments. Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBTIDA). Weighted average net loan-to-value is net debt through the respective loan tranche in which the Fund has invested divided by the estimated enterprise value of the portfolio company.

9.

Composition of first lien investments based on fair market value of debt investments. Excludes cash and cash equivalents. There is no guarantee that similar allocations or investments will be available in the future. Subject to change at any time without notice.

10.	References to “downside protection” does not guarantee against loss of value. The value of any investment could decline and/or become worthless.
11.

There is no assurance that such investment opportunities will be available to the Fund. An affiliate of the Fund’s investment adviser received an exemptive order from the SEC that permits the Fund greater flexibility to participate in co-investment transactions.

12.	BofA Indices, Apollo.
13.	Bloomberg, December 2024.
14.	Bloomberg, Apollo Chief Economist, November 2024.
15.

Subject to change at any time without notice. 2021, 2022, 2023 and 2024 are shown from January 1 through December 31 of each year. “ADS New Originations” represents weighted average spread to maturity for directly originated commitments during the period. “New Issue Leveraged Loan Spreads” represents the average new issue weighted average spread of leverage loans as tracked by Pitchbook/LCD during the period.

16.	Bloomberg. M&A volume based on M&A deals where the target of acquirer is US based and excludes withdrawn and terminated deals.
17.	Preqin data, December 2024.
18.	Pitchbook, LCD. December 2024.
19.	S&P Global, December 2024.
20.

“Non-Traded BDC Peers” include perpetual, non-traded BDCs that had net asset values in excess of $1 billion as of September 30, 2024 and that have broad exposure across industries within their portfolios and are not focused on any particular sector. “Non-Traded BDC Peers” include: Ares Strategic Income Fund (ASIF), Blackstone Private Credit Fund (BCRED), Blue Owl Credit Income Corp. (OCIC), Golub Capital Private Credit Fund (GCRED) HPS Corporate Lending Fund (HLEND), Oaktree Strategic Credit Fund (OSCF) and T. Rowe Price OHA Select Private Credit Fund (OCREDIT). “PIK/Total Investment Income” represents the average of such peers’ PIK income as a percentage of total investment income as of September 30, 2024 and has been weighted by the net asset value of each respective peer as of the same date. Data based on public SEC filings as of September 30, 2024, which is the latest data available.

END NOTES (CONTINUED)

21.

Assets Under Management (“AUM”) - The assets of the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: 1. the net asset value, plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the credit and certain equity funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations, collateralized debt obligations, and certain perpetual capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; for certain perpetual capital vehicles in credit, gross asset value plus available financing capacity; 2. the fair value of the investments of equity and certain credit funds, partnerships and accounts Apollo manages or advises, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; 3. the gross asset value associated with the reinsurance investments of the portfolio company assets Apollo manages or advises; and 4. the fair value of any other assets that Apollo manages or advises for the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Apollo’s AUM measure includes Assets Under Management for which Apollo charges either nominal or zero fees. Apollo’s AUM measure also includes assets for which Apollo does not have investment discretion, including certain assets for which Apollo earns only investment-related service fees, rather than management or advisory fees. Apollo’s definition of AUM is not based on any definition of Assets Under Management contained in its governing documents or in any management agreements of the funds Apollo manages. Apollo considers multiple factors for determining what should be included in its definition of AUM. Such factors include but are not limited to (1) Apollo’s ability to influence the investment decisions for existing and available assets; (2) Apollo’s ability to generate income from the underlying assets in the funds it manages; and (3) the AUM measures that Apollo uses internally or believes are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, Apollo’s calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Apollo’s calculation also differs from the manner in which its affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. Apollo uses AUM, Gross capital deployment and Dry powder as performance measurements of its investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.

22.

Source: J.P. Morgan, Apollo Analysts, as of December 31, 2024. The percentage of defaults for the investments managed by Apollo is calculated by totaling the par value of investments that default on an obligation (subsequent to Apollo’s acquisition of the asset) within a calendar year and dividing by the average total holdings in the Apollo Global Corporate Credit portfolio for that given year. This is exclusive of the acquisitions Gulf Stream Asset Management and Stone Tower Capital. J.P. Morgan Leveraged Loan defaults are calculated by totaling the par value of leveraged loan defaults and dividing by the par value outstanding in the respective market. Excludes assets purchased pursuant to a distressed-for-control strategy. Past performance is not indicative, nor a guarantee, of future results. For discussion purposes only. Information subject to change.

23.

Company names and logos are trademarks of their respective holders. There is no guarantee that similar allocations or investments will be available in the future. These transactions have been provided for discussion purposes only and were selected based on objective, non-performance-based criteria to illustrate recent large corporate direct lending investments by the Fund. The total loan amount represents the combined investment by all participants, including the Fund.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: February 12, 2025	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary